Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2006, in the Registration Statement (Form S-1 No. 333-134033) and related Prospectus of Susser Holdings Corporation dated October 18, 2006.

/s/ Ernst & Young LLP

San Antonio, Texas

October 18, 2006